                                                                      EXHIBIT 21

The active subsidiaries of Day International Group, Inc. are listed below, do business under the name under which they are organized, and are included in the consolidated financial statements of the Company. The names, jurisdiction of incorporation of such subsidiaries, and percentage of voting securities owned by the Company are set forth below.

                                                                JURISDICTION IN    PERCENTAGE OF
                                                                WHICH              VOTING
NAME OF SUBSIDIARY                                               INCORPORATED      SECURITIES OWNED
Day International, Inc.                                         Delaware           100%
        Varn International, Inc.                                Delaware           100% (1)
        Day International Finance, Inc.                         Delaware           100% (1)
        Day International (U.K.) Holdings Limited               United Kingdom     100% (1)
               Day International (U.K.), Ltd.                   United Kingdom     100% (2)
               Varn Products Co., Ltd.                          United Kingdom     100% (2)
        Day International France S.A.R.L                        France             100% (1)
        Day International de Mexico S.A. de C.V.                Mexico             100% (1)
        Varn Products Company (S.A.) Pty. Ltd.                  South Africa       100% (1)
        Varn Products Company Pty., Ltd.                        Australia          100% (1)
        Varn Pressroom Products Sdn. Bhd.                       Malaysia           100% (1)
        Varn International (Canada) Limited                     Canada             100% (1)
        Varn Asiatic Pressroom Products (HK) Ltd.               Hong Kong          50% (1)
               Varn Asiatic Pressroom Products                  China              100% (3)
        R T C do Brasil Ltda.                                   Brazil             55% (1)
        Day International (Germany) Holdings GmbH               Germany            100% (1)
               Day International (Germany) Group GmbH           Germany            100% (4)
                      Rotec Verwaltungs GmbH                    Germany            100% (5)
                             Rotec GmbH & Co. KG                Germany            100% (6)
                                    Rotec Czech s.r.o.          Czech Republic     55% (7)
               ATPG GmbH                                        Germany            100% (4)
               Day International (BRD) GmbH                     Germany            100% (3)
                      ZAO Day International                     Russia             75% (8)


(1)      Subsidiary of Day International, Inc.
(2)      Subsidiary of Day International (U.K.) Holdings Limited
(3)      Subsidiary of Varn Asiatic Pressroom Products (HK) Ltd.
(4)      Subsidiary of Day International (Germany) Holdings GmbH
(5)      Subsidiary of Day International (Germany) Group GmbH
(6)      Subsidiary of Rotec Verwaltungs GmbH
(7)      Subsidiary of Rotec GmbH Co. & KG
(8)      Subsidiary of Day International (BRD) GmbH


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